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Exhibit 5.8

CONSENT OF EXPERTS

        We hereby consent to the reliance in this Registration Statement on Form F-10 of Yamana Gold Inc. on our report "Fazenda Nova Technical Report for an Open Pit/Heap Leach Gold Project in Brazil" dated December 22, 2003. We also consent to the reference to us under the heading "Experts" in the Annual Information Form incorporated by reference in this Registration Statement.

KAPPES, CASSIDAY & ASSOCIATES
	By:	/s/ MICHAEL W. CASSIDAY
Name: Michael W. Cassiday Title: Vice President
Date: June 15, 2005

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CONSENT OF EXPERTS